Earthstone Energy, Inc. Receives FINRA Approval for Name Change

Press Release Source: Earthstone Energy, Inc. On Thursday July 15, 2010, 11:19 am

DENVER, July 15 -- Earthstone Energy, Inc., formerly Basic Earth Science Systems, Inc. (Earthstone, Basic or the Company) (OTC Bulletin Board:BSIC.ob), reported today that it has received formal approval from the Financial Industry Regulatory Authority (FINRA) to change its name to, and trade under the name, Earthstone Energy, Inc.  As of June 1st FINRA changed their internal policy to only change trading symbols if a corporate merger occurs.  As a result, Earthstone's trading symbol will continue to be BSIC.

FINRA is the largest independent regulator for all securities firms doing business in the United States.  Quoting their website, "FINRA is dedicated to investor protection and market integrity through effective and efficient regulation and complementary compliance and technology-based services," commented Ray Singleton, President of Earthstone.  "Given that we submitted our initial application to FINRA in early March, we were infuriated to learn that their approval for our name change was not completed before their new policy took effect; certainly not an example of efficiency.  To add insult to injury, numerous attempts to bring our pre-June 1st filing to the attention of staff and supervisors met with "government-employee-like" apathy and indifference.  It would be an understatement to say we are displeased with FINRA's position concerning a trading symbol change."

"From an administrative standpoint," Singleton added, "shares held by 'beneficial owners,' i.e. shareholders who hold their shares through a brokerage firm, are traded through the Depository Trust Company (DTC). DTC is the central depository for the brokerage community where stock and bond certificates are deposited or transferred by the broker participants.  While DTC may place a hold for the time being on issuing physical certificates, our contacts indicate that 'beneficial owners' should be able to trade their shares with no disruption.  For shareholders of record, to our knowledge and based on information received from our stock transfer agent, holding a Basic Earth stock certificate should not delay the purchase or sale of their stock.  We recognize that some shareholders of record might be considering exchanging their existing stock certificates just to have new Earthstone certificates.  At this time, it may be premature to incur the fee to exchange certificates considering the numerous potential corporate actions pending; which include a reverse stock split, a national exchange listing and a potential trading symbol change.  Certainly, we can not assess every shareholder's situation and each shareholders plans and objectives are different.  We encourage any shareholder that wishes to exchange their physical certificates at this time to confer with counsel to assess their specific situation."

"Despite our disappointment with FINRA, we are moving forward on several fronts," Singleton continued.  "Our newest horizontal Bakken well, the Pederson 10-3H, in the Banks prospect of McKenzie County, North Dakota, is just now on production and we await initial results from the operator once stimulation fluids have been recovered.  Six wells on our Antenna property in Weld County, Colorado have been recompleted into the J-Sand formation and are now flowing back stimulation fluids with promising indications.  We are pursuing four separate acquisitions that, if successful, promise to have synergistic qualities.  We continue to be excited about the significance these opportunities could have on the Company's reserves and future revenues."

Earthstone Energy, Inc. is an independent oil and gas exploration and production company with primary operations in the Williston Basin, the Denver-Julesburg Basin in Colorado, southern Texas and the Gulf Coast area.  Earthstone Energy is traded on the Over The Counter Bulletin Board under the symbol BSIC.  Information on Earthstone Energy can be found at its web site: www.earthstoneenergy.com.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking, and therefore involve uncertainties or risks that could cause actual results to differ materially.  Forward-looking statements also include comments regarding the future importance of newly drilled or recompleted wells, the success of future acquisition efforts and pending corporate actions which may, or may not, occur. Factors that could cause actual results to differ materially include price volatility of oil and gas, economic and political events affecting supply and demand for oil and gas, loss of customers for oil and gas production and government regulations. These and other factors are discussed in more detail in Earthstone Energy's filings with the Securities and Exchange Commission, particularly the Company's Annual Report on Form 10-K filed for March 31, 2010. The Company disclaims any obligation to update forward-looking statements.